EXHIBIT 10.49

                                 AMENDMENT NO. 1
                                     TO THE
                       $2,000,000 SECURED PROMISSORY NOTE

         This AMENDMENT NO. 1 ("Amendment"), dated February 23, 2007, is entered into by and between XStream Beverage Network, Inc., a Nevada corporation and Global Beverage Solutions, Inc., a Nevada corporation, for the purpose of amending the terms of that certain $2,000,000 Secured Promissory Note, dated January 31, 2007 (the "Note").

         WHEREAS, the parties have heretofore agreed to amend the repayment terms of the Note; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Note and agree as follows:

         1. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Note.

         2. The first sentence of the second paragraph of the Note is hereby replaced in its entirety as follows:

         "The unpaid principal amount hereof ("Principal Amount") and all accrued interest shall be payable in full on March 31, 2011 (the "Maturity Date")."

         2. The third paragraph of the Note is hereby replaced in its entirety as follows:

          "The Note shall be paid by wire transfer to the account designated by Payee, in readily available funds, as follows: (i) $229,000 shall be due and payable on the Closing Date of that certain Agreement and Plan of Merger between Payee, Maker, Global Merger Corp. and Beverage Network of Maryland, Inc., dated January 31, 2007 (the "Merger Agreement"), as such term is defined in the Merger Agreement; (ii) 40% of any cash proceeds received by Parent from the February 5, 2007 I-E Offering; and (C) the remainder of the balance to be paid to the Shareholder in minimum installments of $25,000 per month commencing on September 1st 2007. In the event Parent raises any equity capital while the Note is still outstanding, Parent shall pay down the Note in an amount equal to 35% of the net proceeds received in such equity raise. Maker may prepay this Note in whole or in part at any time, with accrued interest to the date of prepayment."


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         3. Except as specifically set forth in this Amendment, there are no other amendments to the Note and the Note shall remain unmodified and in full force and effect.

         4. This Note shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law. This Amendment may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.







                             [SIGNATURES TO FOLLOW]









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                                         Amendment No. 1 Secured Promissory Note
                                                                  Execution Page


         IN WITNESS WHEREOF, the undersigned executes this Note intending to be legally bound hereby.

                                           GLOBAL BEVERAGE SOLUTIONS, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



Attest:
         --------------------
         Name:
         Title:




                                           AGREED AND ACCEPTED:



                                           XSTREAM BEVERAGE NETWORK, INC.



                                           By:
                                               ---------------------------------
                                               Name: Ted Farnsworth
                                               Title: Chairman and CEO